EXHIBIT 10.16


                     CONSENT AND FOURTH AMENDMENT AGREEMENT


This CONSENT AND FOURTH AMENDMENT AGREEMENT ("Agreement") is made and entered into as of December 31, 1997 by and between WILLIAM BLAIR MEZZANINE CAPITAL FUND, L.P., an Illinois limited partnership ("Blair"); and EAGLE PLASTICS, INC., a Nebraska corporation ("Eagle"), PACIFIC PLASTICS, INC., an Oregon corporation ("Pacific"), ARROW PACIFIC PLASTICS, INC., a Utah corporation ("Arrow"), and EAGLE PACIFIC INDUSTRIES, INC., a Minnesota corporation ("EPII") (Eagle, Pacific, Arrow and EPII are sometimes referred to herein collectively as the "Company").

   R E C I T A L S

A. Pursuant to that certain Plan of Recapitalization dated as of March 16, 1995 by and among Blair, Eagle and EPII (f/k/a Black Hawk Holdings, Inc.), the parties entered into a Debenture Acquisition Agreement of even date therewith (the "Debenture Acquisition Agreement"), and Blair was issued, among other things, a senior subordinated debenture of Eagle having a principal amount of $7,500,000 (the "Debenture") ($4,500,000 of which remains unpaid on the date hereof).

B. As an inducement for Blair's consent to a refinancing of the Company's senior indebtedness by Fleet Capital Corporation ("Fleet") as of May 10, 1996, the parties hereto amended selected terms of the Debenture Acquisition Agreement and the Debenture in exchange for certain financial accommodations to Blair pursuant to an Amendment Agreement of even date therewith.

C. The parties again amended selected terms of the Debenture Purchase Agreement as of February 14, 1997, consistent with certain amendments made by Eagle, Pacific and Arrow to their credit facility with Fleet.

D. The parties again amended selected terms of the Debenture Purchase Agreement as of May 1, 1997, consistent with certain amendments made by Eagle, Pacific and Arrow to their credit facility with Fleet.

E. In connection with the amendment and restatement of the Company's credit facility with Fleet to reflect, among other things, the merger of Arrow with and into Pacific and Eagle and Pacific with and into EPII effective as of the close of business on the date hereof, the Company is seeking Blair's consent thereto and waiver of certain of its rights with respect thereto and, in connection therewith, desires to again amend selected terms and conditions of the Debenture Acquisition Agreement, all as hereinafter set forth.

A G R E E M E N T S

NOW, THEREFORE, in consideration of the agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Incorporation of Recitals. The foregoing recitals are incorporated herein by reference and made a part of this Agreement.

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2. Amendment of the Debenture Acquisition Agreement. Subject to the Company's
performance of its obligations to Blair hereunder on the date hereof and the waiver by Fleet of any and all breaches in existence on the date hereof under its Loan and Security Agreement with the Company, (x) Blair hereby consents to the terms of that certain Amended and Restated Loan and Security Agreement of even date herewith (the "Amended and Restated Credit Agreement") by and between Fleet and EPII and (y) the parties hereto agree to amend the terms of the Debenture Acquisition Agreement as follows:

(a) The following (and only the following) definition contained in Section 1.1 of the Debenture Acquisition Agreement shall be deleted in its entirety and replaced with the following:

"'Senior Loan Agreement' shall mean that certain Amended and Restated Loan and Security Agreement dated as of December 31, 1997 by and between Senior Lender and Eagle Pacific Industries, Inc. The Senior Loan Agreement shall include all other documents, agreements, certificates and instruments attached thereto, referred to therein or delivered in connection therewith as any or all of the foregoing may be supplemented or amended from time to time in accordance with the provisions hereof."

(b) Sections 5.1(u) and (v) of the Debenture Acquisition Agreement shall be deleted in their entirety and replaced with the following:

"(u) Consolidated Net Cash Flow. Borrower shall achieve Consolidated Net Cash Flow (as defined in the Senior Loan Agreement) for each of the periods listed below equal to or greater than the amount set forth opposite such period:

Period                                      Amount
------                                      ------

January 1, 1996 through and                 $135,000
including June 30, 1996

January 1, 1996 through and                 $585,000
including September 30, 1996

January 1, 1996 through and                 ($1,650,000)
including December 31, 1996

January 1, 1997 through and                 ($1,100,000)
including March 31, 1997

January 1, 1997 through and                 ($385,000)
including June 30, 1997

January 1, 1997 through and                 $135,000
including September 30, 1997

January 1, 1997 through and                 ($1,650,000)
including December 31, 1997

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January 1, 1998 through and                 ($1,265,000)
including March 31, 1998

January 1, 1998 through and                 ($550,000)
including June 30, 1998

January 1, 1998 through and                 $0
including September 30, 1998

January 1, 1998 through and                 ($165,000)
including December 31, 1998

January 1, 1999 through and                 ($550,000)
including March 31, 1999

(v) Senior Interest Coverage Ratio. Borrower shall achieve, at the end of each fiscal period listed below during the term hereof, a Senior Interest Coverage Ratio (as defined in the Senior Loan Agreement) equal to or greater than the ratio shown below for the fiscal period corresponding thereto:

Fiscal Period                         Ratio
-------------                         -----

January 1 to March 31               2.25 to 1
January 1 to June 30                3.15 to 1
January 1 to September 30           3.15 to 1
January 1 to December 31            2.15 to 1"

(c) Section 5.2(w) of the Debenture Acquisition Agreement shall be deleted in its entirety and replaced with the following:

"(w) Capital Expenditures. Borrower shall not, unless otherwise consented to by Purchaser in writing, make Capital Expenditures (as defined in the Senior Loan Agreement) which, in the aggregate, as to Borrower and its subsidiaries during any fiscal year of Borrower, exceeds the amount set forth opposite such fiscal year in the following schedule:

Fiscal Year Ending              Capital Expenditure
------------------              -------------------

December 31, 1996               $5,500,000
December 31, 1997               $4,400,000 plus the
                                Carryover Amount
December 31, 1998 and           $2,750,000 plus the
each subsequent fiscal year     Carryover Amount

Notwithstanding anything to the contrary contained in the Debenture Acquisition Agreement, Purchaser acknowledges that during fiscal year 1998 Borrower intends to make certain Capital Expenditures in connection with the expansion of its facilities in Salt Lake City, Utah in an amount which, when aggregated with all other Capital Expenditures made by Borrower in fiscal year 1998 shall not exceed Eight Million Two Hundred Fifty Thousand Dollars (8,250,000). Purchaser further acknowledges that Borrower shall not be deemed to have violated the

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provisions of this Section 5.2(w) by reason of said Capital Expenditures if on or prior to December 31, 1998 Borrower has refinanced said Capital Expenditures through a sale and leaseback transaction or other similar transaction, the terms and conditions of which are satisfactory to Purchaser, and the proceeds of which payable to Borrower equal or exceed Five Million One Hundred Thousand Dollars ($5,100,000). For purposes of this Section 5.2(w), the amount of Capital Expenditures made by Borrower within fiscal year 1998 shall be deemed reduced by the amount of the proceeds received by Borrower from the sale and leaseback transaction or other similar transaction contemplated above."

(d) By virtue of the mergers involving the Company effective as of the close of business on the date hereof, all references in the Debenture Acquisition Agreement to (i) the defined terms "Guarantors" and "New Guarantees" shall be deleted in their entirety and (ii) the defined term "Borrower" shall be construed as a reference to EPII (for itself and as successor by merger to Eagle, Pacific and Arrow).

3. Performance of the Company's Obligations. On the date hereof, EPII shall deliver to Blair a certificate (the form and substance of which are satisfactory to Blair and its counsel), signed by the secretary or an assistant secretary of EPII, certifying as to (a) the names of the officers of the Company authorized to sign this Agreement and all other documents and instruments executed and/or delivered in connection herewith or therewith, (b) specimens of the true signatures of such officers, on which Blair may conclusively rely, and (c) the truth and correctness of documents and instruments executed and/or delivered in connection herewith and therewith (including, without limitation, those entered into with Fleet).

4. Assumption of Liability. EPII, Pacific and Arrow hereby acknowledges that the Debenture Acquisition Agreement is being amended hereby and EPII, Eagle, Pacific and Arrow hereby also acknowledge and affirm that (a) from and after the effective time of the mergers to be completed on the date hereof, EPII shall be fully responsible for all of Eagle's responsibilities to Blair under the Debenture Acquisition Agreement, the Debentures and related documents executed and/or delivered in connection therewith (each, as amended to date) (collectively, the "Debenture Documents"), as if EPII were the original borrower thereunder, (b) each of the Debenture Documents remains in full force and effect, (c) neither this Agreement nor the consummation of the mergers to be completed on the date hereof shall adversely affect or otherwise impair Blair's rights under the Debenture Documents, (d) Blair is not required to provide notice to anyone of this Agreement and (e) Blair's actions hereunder shall not operate as a waiver of Blair's right to agree to further amendments in its sole discretion without notice to EPII.

5. Representations and Warranties of the Company. As a further inducement for Blair to consent to the mergers contemplated to be completed on the date hereof and to EPII's execution and delivery of the Amended and Restated Credit Agreement, the Company hereby represents and warrants to Blair that:

(a) The Company (and each of them) has the requisite corporate power and authority to execute, deliver and carry out this Agreement, all other agreements and instruments contemplated or required by the provisions thereof and to be executed, delivered or carried out by the Company (or any of them) (collectively, the "Ancillary Agreements") and the transactions contemplated hereby and thereby.

(b) The execution and delivery of this Agreement and the Ancillary Agreements, and the

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consummation by the Company of the transactions contemplated hereby or thereby has been duly authorized by all necessary corporate action and other consents, approvals and the like required on the part of the Company.

(c) Neither the execution and delivery by the Company (or any of them) of this Agreement or any of the Ancillary Agreements, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Company with the terms, conditions and provisions hereof or thereof, shall (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon its capital stock or assets pursuant to, (iv) give any third party the right to accelerate any obligation under, (v) result in a violation of or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the articles of incorporation or bylaws of the Company (or any of them) or any law, statute, rule or regulation to which the Company (or any of them) is subject, or any agreement, instrument, order, judgment or decree to which the Company (or any of them) is subject.

(d) This Agreement and each of the Ancillary Agreements to which the Company (or any of them) is a party have been duly and validly executed and delivered by Eagle, Pacific, Arrow and/or EPII (as the case may be) and constitute legal, valid and binding obligations, and all such obligations of the Company (or any of them) are enforceable in accordance with their respective terms.

(e) All representations and warranties of Borrower and Guarantors in the Debenture Acquisition Agreement, as amended to date, remain true and correct as of the date hereof as though originally made on and as of the date hereof, except to the extent any such representation or warranty expressly relates to an earlier date (in which case such representation or warranty shall have been true and correct on such earlier date).

(f) Neither this Agreement nor any of the Ancillary Agreements contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact known to the Company (or any of them) (other than general conditions which are a matter of public knowledge) which materially adversely affects the business, operations, properties, financial condition, operating results or business prospects of the Company (or any of them). All documents filed by EPII pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), contain all statements that are required by the Exchange Act and do not contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.

6. Waiver of Breach. Blair hereby waives any and all breaches of the terms of the Debenture Acquisition Agreement and the Debenture resulting from (a) the execution and delivery by the Company of this Agreement and the other agreements and instruments to be executed and delivered hereunder, (b) the execution and delivery of the Amended and Restated Credit Agreement by EPII and the consummation of the transaction contemplated thereunder and (c) the completion of the mergers contemplated by EPII, Eagle, Pacific and Arrow to be effective at the close of business on the date hereof.

7. Miscellaneous.

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(a) Further Assurances. The Company shall, from time to time at the request of
Blair, do all further acts and things as may in the opinion of Blair be necessary or advisable to effectuate the transaction and other matters contemplated hereby, including, without limitation, the modification of or amendment to any other agreements, certificates or instruments to which the Company is a party.

(b) Joint and Several. The Company's obligations hereunder shall be joint and several.

(c) Successors. This Agreement and the agreements and obligations contained herein shall, as applicable, be binding upon and inure to the benefit of the Company and Blair and their respective successors and permitted assigns.

(d) Costs and Expenses. The Company agrees to pay all costs and expenses, including, without limitation, attorney's fees and expenses, expended or incurred by Blair in connection with (i) the preparation and structuring of this Agreement and the Ancillary Agreements, (ii) the enforcement of this Agreement or any of the Ancillary Agreements, (iii) the collection of any amounts due hereunder and (iv) any actions for declaratory relief in any way related to this Agreement or the agreements, certificates and instruments described herein or contemplated hereby (including, without limitation, the Ancillary Agreements), or the protection or preservation of any rights of Blair hereunder.

(e) Notices. All notices and other communications given to or made upon any party hereto in connection with this Agreement shall, except as otherwise expressly herein provided, be in writing (including telexed or telecopied communication) and mailed, telexed, telecopied or delivered by hand or by reputable overnight courier service to the respective parties, as follows:

If to Blair, to:

William Blair Mezzanine Capital Fund, L.P.
222 West Adams Street
Chicago, Illinois 60606
Attention: Terrance M. Shipp
Telecopy:  (312) 236-8075

with copy to:

Altheimer & Gray
10 S. Wacker Drive
Suite 4000
Chicago, Illinois 60606
Attention: Robert L. Schlossberg, Esq.
   and Laurence R. Bronska, Esq.
Telecopy: (312) 715-4800

If to the Company, to:

c/o Eagle Pacific Industries, Inc.
2430 Metropolitan Center

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333 S. 7th Street
Minneapolis, Minnesota 55402
Attention: William H. Spell
Telecopy:  (612) 371-9651

with copy to:

Fredrikson & Byron, P.A.
1100 International Centre
900 Second Avenue South
Minneapolis, Minnesota 55402-3397
Attention: Lynn M. Gardin, Esq.
Telecopy:  (612) 347-7077

or in accordance with any subsequent written direction from the recipient party to the sending party. All such notices and other communications shall, except as otherwise expressly herein provided, be effective upon delivery if delivered by hand; when deposited with a reputable courier service, delivery charges prepaid; when deposited in the mail, postage prepaid; or in the case of telex or telecopy, when received.

(f) Survival. All representations, warranties, covenants and agreements contained herein or made in writing in connection herewith shall survive indefinitely the execution and delivery of this Agreement.

(g) Assignability. This Agreement shall not be assignable by either party without the prior written consent of the other party.

(h) Entire Agreement. This Agreement and the instruments to be delivered by the parties pursuant to the provisions hereof constitute the entire agreement between the parties hereto with respect to the subject matter hereof. Any amendments or alternative or supplementary provisions to this Agreement must be made in writing and duly executed by an authorized representative of each of the parties hereto.

(i) Counterparts. This Agreement may be executed in any number of counterparts and by any party hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

(j) Captions. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

(k) No Further Amendments. Except as specifically amended hereby, the terms and provisions of the Debenture Acquisition Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the day and year first above written.

EAGLE PLASTICS, INC.

By:
   -------------------------
Title:
      ----------------------


EAGLE PACIFIC INDUSTRIES, INC.


By:
   -------------------------
Title:
      ----------------------


PACIFIC PLASTICS, INC.


By:
   -------------------------
Title:
      ----------------------


ARROW PACIFIC PLASTICS, INC.


By:
   -------------------------
Title:
      ----------------------


WILLIAM BLAIR MEZZANINE CAPITAL FUND, L.P.

By:   William Blair Mezzanine Capital Partners,   L.P., its general partner


By:
   -------------------------
A General Partner